As filed with the Securities and Exchange Commission on March 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERTAINMENT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	43- 1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(816) 472-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory K. Silvers

Vice President, Chief Operating Officer, General Counsel and Secretary

Entertainment Properties Trust

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(816) 472-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig L. Evans

Jack A. Bowling

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering Price (1)	Amount of registration fee (2)
Common shares of beneficial interest, $0.01 par value per share	6,297,907(3)	$40.04	$252,136,707.00	$17,978.00

(1)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the common shares of beneficial interest of Entertainment Properties Trust reported on the New York Stock Exchange on March 10, 2010.
(2)	The registration fee of $4,616.16, associated with 2,202,093 common shares of beneficial interest that are being carried forward from the Registration Statement on Form S-3 (Registration No. 333-151978) initially filed on June 26, 2008 (the “Prior Registration Statement”), was previously paid in connection with the filing of the Prior Registration Statement.
(3)	Pursuant to Rule 416 under the Securities Act, such number of shares registered hereby shall include an indeterminate number of common shares of beneficial interest that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid.

This Registration Statement also includes 2,202,093 common shares of beneficial interest of Entertainment Properties Trust that were previously covered by the Registration Statement on Form S-3 (Registration No. 333-151978). Pursuant to Rule 415(a)(6) under the Securities Act, the $4,616.16 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. As a result, this Registration Statement relates to an aggregate of 8,500,000 common shares of beneficial interest of Entertainment Properties Trust.

PROSPECTUS

Entertainment Properties Trust

Dividend Reinvestment and Direct Share Purchase Plan

We are pleased to offer you the opportunity to participate in the Entertainment Properties Trust Dividend Reinvestment and Direct Share Purchase Plan, or the Plan. The Plan has two components: a dividend reinvestment component and a direct share purchase component. The dividend reinvestment component provides our shareholders with an easy and economical way to designate all or any portion of the cash distributions, which we also refer to as dividends, on our common shares of beneficial interest, par value $0.01 per share, or common shares, for reinvestment in additional common shares. The direct share purchase component permits our shareholders and new investors to purchase our common shares in an economical and convenient manner.

This prospectus relates to 8,500,000 common shares to be offered for purchase under the Plan, including 2,202,093 common shares that were previously registered but not sold. Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “EPR.” On March 15, 2010, the closing price of our common shares was $41.75 per share.

Key features of the Plan are that you can:

•	Enroll in the Plan even if you are not a current Entertainment Properties Trust shareholder;

•	Purchase shares through the Plan without a personal broker and, in many cases, without paying a commission;

•	Automatically reinvest all or any portion of your cash dividends in additional common shares;

•	Purchase shares as a new investor with a minimum initial investment of $200 and invest up to $10,000 per month;

•	In some instances, subject to our approval, make optional cash payments in excess of $10,000 to purchase common shares, at a discount of 0% to 5% as we determine in our sole discretion;

•	Authorize automatic monthly investments of $50 or more in our common shares from a checking or savings account;

•	Transfer your shares easily; and

•	Own and transfer your shares without holding or delivering physical certificates.

To ensure that we continue to qualify as a real estate investment trust, or REIT, for federal income tax purposes, no shareholder may own more than 9.8% (in value or number) of the outstanding shares of any class or series of our common shares or preferred shares. See “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares.”

Please read this prospectus carefully and keep it and any future investment statements for your reference. If you have any questions about the Plan, please call the Plan Administrator, Computershare Trust Company N.A., or Computershare, toll free at (800) 884-4225, 24 hours a day, seven days a week. Customer service representatives are available Monday through Friday, between the hours of 9:00 A.M. and 6:00 P.M. Eastern time.

Investing in our common shares involves risks. See the “Risk Factors” section on page 5 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which is incorporated by reference in this prospectus. See “Available Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2010.

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The Plan supersedes and replaces our Dividend Reinvestment and Direct Share Purchase Plan, dated June 26, 2008, or the Prior Plan. All participants in the Prior Plan will automatically be enrolled in the Plan. If you are a participant in the Prior Plan and, after reviewing this prospectus, you do not wish to be enrolled in the Plan, please contact the Plan Administrator.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-             ) that we filed with the Securities and Exchange Commission, or the SEC.

This prospectus provides you with a general description of the Plan and the securities we may offer thereunder. You should read this prospectus and the other information described in “Available Information” and “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “EPR” mean Entertainment Properties Trust. When we refer to our “Declaration of Trust” we mean Entertainment Properties Trust’s Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean Entertainment Properties Trust’s Amended and Restated Bylaws, as amended. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (File No. 001-13561), and are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009.

2.	Our Current Report on Form 8-K filed on March 10, 2010.

3.	The description of our common shares included in our Registration Statement on Form 8-A filed on November 4, 1997, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

Investor Relations Department

Entertainment Properties Trust

30 W. Pershing Road, Suite 201

Kansas City, Missouri 64108

(816) 472-1700/FAX (816) 472-5794

Email info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus and documents deemed to be incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, our future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	General international, national, regional and local business and economic conditions;

•	Current levels of market volatility are unprecedented;

•	Failure of current governmental efforts to stimulate the economy;

•	The downturn in the credit markets;

•	The failure of a bank to fund a request by us to borrow money;

•	Failure of banks in which we have deposited funds;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	A significant development project may not be completed as planned;

•	The obsolescence of older multiplex theaters owned by some of our tenants;

•	Risks of operating in the entertainment industry;

•	Our ability to compete effectively;

•	The majority of our multiplex theater properties are leased by a single tenant;

•	A single tenant leases or is the mortgager of all of our ski area investments;

•	A single tenant leases all of our charter schools;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to sustain the rate of growth we have had in recent years;

•	Our ability to raise capital;

•	Covenants in our debt instrument that limit our ability to take certain actions;

•	Risks of acquiring and developing properties and real estate companies;

•	The lack of diversification of our investment portfolio;

•	Our continued qualification as a REIT;

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding or purchase risks;

•	We have a limited number of employees and the loss of personnel could harm operations;

•	Fluctuations in the value of real estate income and investments;

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Risks relating to real estate ownership, leasing and development, for example, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Our real estate investments are relatively illiquid;

•	We own assets in foreign countries;

•	Risks associated with owning or financing properties for which the tenant’s or mortgagor’s operations may be impacted by weather conditions and climate change;

•	Risks associated with the ownership of vineyards;

•	Our ability to pay dividends in cash or at current rates;

•	Fluctuations in interest rates;

•	Fluctuations in the market prices for our shares;

•	Certain limits on change in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances could dilute the value of our shares;

•	Risks associated with changes in the Canadian exchange rate; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our common shares involves certain risks. See Questions 40 and 41 beginning on page 23 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

THE COMPANY

We are a self-administered real estate investment trust, or “REIT.” We develop, own, lease and finance megaplex theatres, entertainment retail centers (centers generally anchored by an entertainment component such as a megaplex theatre and containing other entertainment-related properties), and destination recreational and specialty properties.

We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our status as a REIT, we must comply with a number of requirements under federal income tax law that are discussed in “U.S. Federal Income Tax Considerations” and, to the extent applicable, in our other periodic reports and in our other information that we file with the SEC.

Our executive offices are located at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108. Our telephone number is (816) 472-1700.

INFORMATION ABOUT THE PLAN

1. What is the purpose of the Plan?

The Plan is a convenient and economical share purchase program available for existing investors to increase their holdings and for new investors to make an initial investment in our common shares. Participants in the Plan may have all or any portion of their cash dividends automatically reinvested in our common shares. Participants may also elect to make optional cash investments through the Plan Administrator, Computershare Trust Company, N.A., which we refer to as Computershare. The primary purpose of the Plan is to benefit long-term investors who want to increase their investment in our common shares. We may also use the Plan to raise additional capital through the direct sale of our common shares to shareholders or new investors, who, in connection with any resales of such shares, may be deemed to be underwriters. Our ability to waive limitations applicable to the amounts that participants may invest pursuant to the cash purchase feature of the Plan will allow for these sales to raise additional capital.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan. However, if you decide to participate, an enrollment form and reply envelope are enclosed for your convenience. In addition, enrollment forms are also available, and may be completed, online. You can access these services through Computershare’s website, www.computershare.com.

2. What options are available under the Plan?

If you are an EPR shareholder and elect to participate in the Plan, you may have cash dividends on all or any portion of our common shares held by you, automatically reinvested in additional common shares. If you are a new investor, you may make an initial investment through the Plan, subject to a minimum investment of $200 and a maximum investment of $10,000. As a participant in the Plan, you may also make optional cash investments through the Plan, subject to a minimum investment of $50 per month and a maximum investment of $10,000 per month. We may permit an initial investment and optional cash investments in greater amounts, at our discretion. Optional cash investments in excess of $10,000 per month may be made pursuant to a written request and are not subject to a predetermined maximum limit on the amount of the investment. We may establish a discount ranging from 0% to 5% with respect to shares purchased from us for cash purchases exceeding $10,000 per month that we have approved pursuant to a Request for Waiver. Please refer to Question 8 for additional information regarding initial investments, and to Questions 12 through 14 for further information regarding optional cash investments.

3. What are the benefits and disadvantages of the Plan?

The primary benefits of participating in the Plan are as follows:

•	You may automatically reinvest cash dividends on all or a portion of your holdings of common shares in additional common shares.

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You may also invest in common shares by making cash investments, subject to a minimum and maximum amount. You may make cash purchases up to a maximum amount of $10,000 by check or via the internet from a pre-designated bank account. You may make cash investments occasionally or at regular intervals. You may make cash investments even if you do not elect to participate in the Plan’s dividend reinvestment option. You may make cash purchases whether you currently own common shares or are a new investor.

•	Common shares purchased directly from us under the Plan will be issued without a sales commission.

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Your funds are subject to full investment under the Plan because your account will be credited with the purchase of whole shares, as well as fractional shares computed to six decimal places. Dividends will be paid not only on whole shares but also proportionately on fractional shares held in your account. Dividends paid on all such shares, including fractional shares, will be used to purchase additional common shares, unless you specify otherwise.

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You may direct the Plan Administrator to transfer, at any time at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person as long as you meet all of the transfer requirements as set forth in Question 27.

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The Plan offers a “share safekeeping” service that allows you to deposit your common share certificates with the Plan Administrator at no cost and to have your ownership of common shares purchased under the Plan maintained on the Plan Administrator’s records in uncertificated form as part of your Plan account, if you so desire.

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You will receive statements containing year-to-date information on all Plan transactions in your account within a reasonable time after a transaction occurs, as well as on a quarterly basis, that are designed to simplify your recordkeeping.

The primary disadvantages of participating in the Plan are as follows:

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Your investment in our common shares purchased under the Plan is not different from any investment in our common shares that you purchase directly. We cannot assure you of a profit or protect against a loss on shares purchased. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan.

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If you reinvest dividends under the Plan, you will be treated for federal income tax purposes as having received a dividend on the related date of purchase of common shares under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 38 “What are the federal income tax consequences of participating in the Plan.”

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You will have limited control over the specific timing of purchases and sales of common shares under the Plan. Because the Plan Administrator must receive funds for a cash purchase prior to the actual purchase date of the common shares, your investments may be exposed to changes in market conditions.

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We may, in our sole discretion, without prior notice, change our determination as to whether common shares will be purchased by the Plan Administrator directly from us or through open market or privately negotiated purchases.

•	No interest will be paid on funds that the Plan Administrator holds pending investment or that may ultimately be returned to you. See Questions 17 and 21.

•	The purchase price for common shares purchased under the Plan may exceed the price of acquiring common shares on the open market at any given time on the actual purchase date.

4. Who is eligible to participate in the Plan?

The Plan is open to all U.S. residents, whether or not they currently own our common shares.

5. Can non-U.S. citizens participate in the Plan?

Yes. If you are not a U.S. citizen, you can participate in the Plan, provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to terminate the participation of any shareholder if we deem it advisable under any laws or regulations. You will be subject to certain tax withholding regarding dividends that are reinvested.

6. How do I enroll in the Plan if I am already an EPR shareholder?

After being furnished with a copy of this prospectus, you may join the Plan at any time by enrolling online through Computershare at www.computershare.com or by completing and returning the enclosed enrollment form. All Plan materials, including enrollment forms, as well as other Plan forms and this prospectus, are available through the Plan Administrator as indicated in the answer to Question 31 below.

You will become a participant after a properly completed enrollment form has been received and accepted by the Plan Administrator or after you enroll online.

7. I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate in the Plan?

If you are the beneficial owner of common shares registered in “street name” (for example, in the name of a bank, broker or trustee), you may participate in the Plan by either: (1) transferring those securities into your own name and depositing those common shares into the Plan for safekeeping and/or electing to reinvest cash dividend payments on those common shares (see the answer to Question 27); or (2) making arrangements with your record or registered holder (for example, your bank, broker or trustee, who will become the participant) to participate in the Plan on your behalf.

8. I am not currently an EPR shareholder. How do I enroll in the Plan?

If you do not currently own any of our common shares and you wish to become a shareholder and a participant in the Plan, you may join the Plan by using one of the following methods.

Internet. Go to www.computershare.com and follow the instructions provided for opening an EPR shareholder account. You will be asked to complete an online enrollment form and to submit an initial investment. To make your initial investment, you may (a) authorize a one-time deduction from your U.S. bank account for at least $200 up to a maximum of $10,000 or (b) authorize automatic monthly deductions from your U.S. bank account for a minimum of $50 (and up to a maximum of $10,000) for at least four consecutive purchases. Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. See Question 12 below for more information.

Mail. Complete the enclosed enrollment form and return it, along with your initial investment, to the address provided. To make your initial investment, you may (a) enclose a check for a minimum of $200 up to a maximum of $10,000, made payable to “Computershare—Entertainment Properties Trust,” or (b) authorize automatic monthly deductions from your U.S. bank account for a minimum of $50 (and up to a maximum of $10,000) for at least four consecutive purchases. Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. See Question 12 below for more information.

All money must be in U.S. funds and drawn on a U.S. bank. Cash, money orders, traveler’s checks and third party checks will not be accepted.

Additional enrollment materials can be obtained by calling Computershare (800) 884-4225 or by accessing Computershare’s website at www.computershare.com.

9. Are there fees associated with participation in the Plan?

Yes. The following fees apply to your enrollment and participation in the Plan:

Costs to the Participant

	One Time Fee	Service Fee	Processing Fee (Including Brokerage Commissions)
Initial Investment Fee for First-Time Investors	None	None	None
Subsequent Purchases and Dividend Reinvestments	None	None	None
Batch Order Sales	None	$10	$0.12 per share
Market Order Sales	None	$20	$0.12 per share
Insufficient Funds	$25, see Question 20 For More information	None	None

10. What are the dividend payment options?

You may select from the following dividend options:

Full Dividend Reinvestment. You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Dividends paid on all shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends.

Partial Dividend Reinvestment. You may elect to receive part of your dividends in cash by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares.

No Dividend Reinvestment. You may elect to receive all of your dividends in cash by designating your election on your enrollment form. Dividends paid on all shares registered in your name in certificate form and/or credited to your account will be paid in cash. Dividends paid in cash will be sent to you by check or by direct deposit (as you may elect) in the manner in which such dividends are sent to shareholders of the Company.

11. If I reinvest dividends, will I still owe taxes on the amount reinvested?

Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service, or IRS. You will be treated for federal income tax purposes as having received a dividend on the related date of purchase of common shares under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 38 below for more information.

Computershare will begin to reinvest your dividends automatically on the next dividend payment date after Computershare receives your fully completed enrollment form and initial investment, if applicable. If your completed enrollment form and initial investment, if applicable, arrive after the record date, reinvestment may not begin until the following dividend.

12. How do I make an additional investment?

You may make optional cash investments by choosing any of the following three options:

Check Investment. You may make optional cash investments in our common shares by sending to Computershare a check for the purchase of additional shares. The check must be made payable to “Computershare—Entertainment Properties Trust,” drawn on a U.S. bank and payable in U.S. dollars. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, Computershare is unable to accept checks clearing through non-U.S. banks. All checks should be sent to Computershare, at the address provided in Question 31. Computershare will not accept cash, money orders, traveler’s checks or third party checks.

Automatic Investment from a Bank Account. You may elect to have funds automatically withdrawn every month from your checking or savings account by electronic funds transfer at a qualified U.S. financial institution. You may elect the automatic cash withdrawal option online at www.computershare.com, or by completing and returning a direct debit authorization form, along with a voided blank check or a checking or savings account deposit slip. Please allow four to six weeks for the first investment to be initiated. Once automatic deductions begin, funds will be withdrawn from your bank account on the twelfth (12th) day of each month, or the next business day if that day is not a business day. Funds so withdrawn will be invested on the next Purchase Date (as described in the response to Question 17).

Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. You may change the amount of money or terminate the automatic monthly withdrawal of funds by going to www.computershare.com, or by completing and submitting a new direct debit authorization form. To be effective for a particular month, Computershare must receive your request at least seven business days prior to the applicable debit date.

Online Investments. You may make optional cash investments online through Computershares’s website, www.computershare.com. In order to purchase shares online, you must authorize the withdrawal of funds from your U.S. bank account.

See Question 17 for information regarding Purchase Dates.

13. What are the minimum and maximum amounts for optional cash investments?

If you are a current shareholder, you may make optional cash investments by check or automatic deduction from a U.S. bank account subject to a minimum investment of $50 per month, and up to a maximum of $10,000 per month (except pursuant to a request for approval to make an optional cash investment in excess of $10,000, as described below).

We may adjust all minimum and maximum plan investment amounts at our discretion from time to time after notification to all participants.

14. How do I make optional cash investments in excess of $10,000 per month?

Investments in excess of $10,000 per month may be made only pursuant to our acceptance of a request to make an optional cash investment in excess of $10,000, which shall be made on a request form, which we also refer to as a Request for Waiver. We expect to approve requests from financial intermediaries, including brokers and dealers, and other participants from time to time.

Participants may ascertain whether we are accepting requests to make an optional cash investment in excess of $10,000 in any given month, and certain other important information, by telephoning us on the first business day of each month or such other date indicated by the pre-recorded message at (816) 221-4105 or such other number as we may establish from time to time. In addition, participants may ascertain whether we are accepting requests in the first month that the Plan is activated by calling the number above on or about the date of this prospectus. When participants call this number we will inform such participants (by a prerecorded message) of one of the three following pieces of information:

•	that we will not be accepting requests to make an optional cash investment in excess of $10,000 that month;

•

that we will be accepting requests that month. If this is the case, we will provide relevant information such as the date on which a Pricing Period (as defined below) will begin; the number of days in the Pricing Period; the Threshold Price, if any; the Waiver Discount, if any; and whether or not the Pricing Period Extension Feature or Continuous Settlement Feature will be activated; or

•

that we have not yet determined whether we will be accepting requests to make an optional cash investment in excess of $10,000. If this is the case, we will inform participants of a date later in the month when they can call to inquire as to whether we will be accepting Requests for Waiver.

We have the sole discretion to approve, reduce or reject any request to make an optional cash investment in excess of the $10,000 maximum allowable amount during any month. We may grant such requests by any method that we determine to be appropriate. In deciding whether to approve, reduce or reject your request, we may consider, among other things, the following factors:

•	our need for additional funds;

•	our desire to obtain such additional funds through the sale of our common shares as compared to other sources of funds;

•	the purchase price likely to apply to any sale of our common shares;

•	the extent and nature of your prior participation in the Plan;

•	the number of common shares you hold of record;

•	the total amount of optional cash investments in excess of $10,000 for which requests have been submitted;

•	order of receipt of Request for Waiver; and

•	whether, at the time of such request, the Plan Administrator is acquiring our common shares for the Plan directly from us or through open market transactions.

We will decide whether to approve a submitted Request for Waiver at least two days prior to the commencement of the applicable Pricing Period. If you do not receive a response from us in connection with your request, you should assume that we have denied your request.

We must receive a Request for Waiver form no later than 5:00 P.M., Eastern time, on the day we establish the terms, which is the third business day before the first day of the relevant Pricing Period. Participants who wish to make an investment in excess of $10,000 in any given month, must obtain our prior written approval, which will be given or rejected on or before 5:00 P.M., Eastern time, the second business day prior to the first day of the Pricing Period, and a copy of such written approval must accompany any such investment. Available funds for such investments exceeding $10,000 per month must be received by the Plan Administrator by wire transfer no later than 3:00 P.M., Eastern time, one business day prior to the first day of the relevant Pricing Period. We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver. To obtain a request form or additional information, a participant may call us at (816) 472-1700 or visit our website, at www.eprkc.com. Completed request forms should be faxed directly to us “Attn: DSPP Waiver Request” at (816) 472-5794 or such other number as we may establish from time to time.

Purchase Price of Shares for Optional Cash Investments in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a Threshold Price as more fully described below. The Purchase Price may be reduced by the Waiver Discount that we have provided for optional cash investments in excess of $10,000 on each Purchase Date. If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a Pricing Period, which will generally consist of one to 12 consecutive separate trading days on the New York Stock Exchange. Each of these separate trading days will be a Purchase Date, and an equal proportion of your optional cash investment will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the volume weighted average price, rounded to four decimal places, of our common shares as reported by the New York Stock Exchange, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date. For example, if a cash investment of $1,000,000 is made pursuant to an approved Request for Waiver, and the Pricing Period consists of ten trading days, there would be ten separate investments, each for $100,000, beginning on the Pricing Period commencement date and continuing for ten trading days. The number of shares purchased for each Purchase Date would be calculated by dividing the proportionate amount of the approved waiver request amount, in this example $100,000, by the volume weighted average price obtained from Bloomberg, LP, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, less any Waiver Discount. Plan shares will not be available to Plan participants until the conclusion of each month’s Pricing Period or investment, unless we activate the Continuous Settlement Feature (see below).

The Plan Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of common shares on each Purchase Date of the applicable Pricing Period.

Threshold Price. We may establish for a Pricing Period a minimum price, or Threshold Price, applicable to optional cash purchases made pursuant to a Request for Waiver. At least three business days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price, and if the Threshold Price is established, its amount, and will so notify the Plan Administrator. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the volume weighted average price, rounded to four decimal places, of our common shares as reported on the New York Stock Exchange, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of our common shares are made on the New York Stock Exchange. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the Pricing Period Extension Feature for the Pricing Period which is described below.

Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period the Pricing Period Extension Feature which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common shares reported by the New York Stock Exchange, subject to a maximum of five trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common shares were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Dates in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Continuous Settlement Feature. If we elect to activate the Continuous Settlement Feature, shares will be available to Plan Participants within three business days of each Purchase Date beginning on the first trading day in the relevant Pricing Period and ending on the final trading day in the relevant Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature for such investments by announcing that we will be doing so, at the time of the Request for Waiver form acceptance during any month when we grant requests for authorization.

Return of Unsubscribed Funds. We will return a portion of each optional cash investment in excess of $10,000 for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of our common shares are reported on the New York Stock Exchange, which we refer to as unsubscribed funds. Any unsubscribed funds will be returned within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days on which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10 day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash investments in excess of $10,000. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the Plan Administrator is required to give you notice of the Threshold Price for any Pricing Period.

Waiver Discount. Each month, at least three business days prior to the first day of the applicable Pricing Period, the same time the Threshold Price is determined, we may establish a discount from the market price applicable to optional cash investments made pursuant to a Request for Waiver. This discount, which we also refer to as the Waiver Discount, may be between 0% and 5% of the purchase price and may vary each month.

The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds, current and projected capital needs and other factors. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discount will apply only to optional cash investments of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discount will apply to the entire optional cash investment and not just the portion of the optional cash investment that exceeds $10,000.

15. What transactions can I conduct through Computershare’s online services?

Computershare offers you a convenient way to invest in our common shares completely online, without having to send in any forms or checks by mail. Through Computershare’s online services, you may:

•	Enroll in the Plan;

•	Authorize a one-time withdrawal of funds from your U.S. bank account to make your initial investment or to purchase additional common shares;

•	Establish automatic monthly investments;

•	Change your dividend reinvestment election;

•	Review your transaction history and position summary;

•	Request certificates;

•	Arrange for online sales of some or all of your shares;

•	Download enrollment and other forms;

•	Update personal information;

•	Receive transaction confirmations via email; and

•	Arrange to receive EPR annual reports and other materials over the Internet.

You can access these services through the Investor Centre section of Computershare’s website, www.computershare.com. Participation in the Plan through the Internet is entirely voluntary.

If you are currently an EPR shareholder, you will need your account number, social security number and password to access your account online.

16. What is the source of our common shares purchased through the Plan?

Shares will be purchased by the Plan Administrator:

•	directly from us—either in the form of newly issued shares or treasury shares;

•	from parties other than us, through open market transactions; or

•	using a combination of direct purchases and open market transactions;

in each case, at our sole discretion.

We may also, without prior notice to participants, change our determination as to whether common shares will be purchased by the Plan Administrator directly from us or in the open market or in privately negotiated transactions.

Share purchases in the open market may be made on any stock exchange where our common shares are traded or in privately negotiated transactions on such terms as Computershare may reasonably determine. Neither EPR nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by Computershare and no one, other than Computershare, may select the broker or dealer through or from whom purchases are to be made.

We presently expect that most shares will be purchased directly from us in the form of either newly issued shares or treasury shares.

17. When will shares be purchased under the Plan?

The “Purchase Date” is the date or dates on which the Plan Administrator purchases common shares for the Plan, as described below.

Dividend Reinvestments. If the Plan Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding NYSE trading days necessary to complete the order). If the dividend payment date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. In addition, if the dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. If the Plan Administrator acquires shares from parties other than us through open market transactions, such purchases will occur during a period beginning on the day that would be deemed the Purchase Date if the shares were acquired directly from us (the dividend payment date or, if the dividend payment date falls on a day that is not a NYSE trading day, the next NYSE trading day) and ending no later than 30 days following the date on which we paid the applicable cash dividend, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. The record date associated with a particular dividend is referred to in this Plan as a “dividend record date.”

Initial and Optional Cash Investments up to and including $10,000. If the Plan Administrator acquires shares directly from us, then the Purchase Date for cash investments up to and including $10,000 will be on the 15th calendar day of each month, or the next NYSE trading day if the 15th day is not a NYSE trading day. If the Plan Administrator acquires shares from third parties other than us through open market transactions, it will attempt to buy our common shares in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the day that would be deemed the Purchase Date if the shares were acquired directly from us (the 15th calendar day of each month, or if the 15th day is not a NYSE trading day, the next NYSE trading day) and will be completed no later than 35 days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.

Optional cash investments made by check must be received by the Plan Administrator on or before the business day prior to the next Purchase Date (as described in this Question 17). No interest will be paid on payments received and held pending investment by the Plan Administrator.

Initial and optional cash investments received after the applicable investment date deadline will be applied to purchase shares on the following Purchase Date. If you are investing online, please refer to your confirmation page for the estimated debit date for your one-time deduction. The Plan Administrator will commingle all funds received from participants. Once you have placed your order, you may only request a cash refund or otherwise change your order if your request is received by Computershare within 48 hours of any investment date. No interest will be paid on funds pending investment held by Computershare.

Initial and Optional Cash Investments in Excess of $10,000. The Purchase Dates for optional cash purchases in excess of $10,000 per month are discussed in response to Question 14.

18. At what price will shares be purchased?

The price of shares for dividend reinvestment and optional cash purchases of less than $10,000 will be determined as follows:

•	If the shares are purchased in the open market, the purchase price will be the weighted average price per share of shares purchased.

•

If the shares are purchased from us, the purchase price will be the volume weighted average price, rounded to four decimal places, of our common shares as reported by the New York Stock Exchange, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, or, if no trading occurs in common shares on the applicable Purchase Date, the first NYSE trading day immediately preceding the Purchase Date for which trades are reported.

The purchase price for optional cash investments in excess of $10,000 per month is discussed in response to Question 14.

19. Will fractional shares be purchased?

If any dividend or optional cash investment is not sufficient to purchase a whole share, a fractional share equivalent will be credited to your account. Dividends will be paid on the fraction and will be reinvested or paid in cash in accordance with your standing instructions.

20. How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason or your pre-designated bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void. Computershare will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25.00 charge for any check, electronic funds transfer or other deposit that is returned unpaid by your bank. This fee will be collected by Computershare through the sale of the number of shares from your Plan account necessary to satisfy the fee.

21. Will interest be paid on Plan accounts?

No. Interest will not be paid on Plan accounts or on any amounts held pending investment.

22. Who will hold the additional shares purchased through the Plan?

Shares purchased through the Plan are held in safekeeping in book-entry form on Computershare’s records. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Keeping shares in book-entry form protects against certificate loss, theft and destruction.

23. How may I receive a share certificate?

You may obtain a physical share certificate (at no cost) for some or all of your whole shares at any time by requesting Computershare to withdraw shares from your Plan account. You may make such a request by going to www.computershare.com, calling Computershare directly at (800) 884-4225 or by using the tear-off form attached to the account statement. Certificates are normally issued to participants within five business days after receipt of the request. Issuing a certificate for shares held in your Plan account does not affect the automatic reinvestment of your dividends unless you withdraw all of the shares held in your Plan account. No certificates will be issued for fractional shares. Any remaining whole or fractional shares will continue to be credited to your account. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares, and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then current market price of the common shares, less any processing fee, sales fee and any other costs of sale. Please refer to Question 29 for instructions on closing your Plan account.

24. How do I replace a lost, stolen or destroyed share certificate?

If your share certificate is lost, stolen or destroyed, you should notify Computershare immediately so that a stop transfer order can be placed on the certificate. You should provide as much specific information about the certificate in question as possible in order to assist Computershare in identifying which certificate to place a stop transfer order against (certificate number, number of shares, date issued, etc.). Computershare will send you the forms necessary for issuing a replacement certificate. Please note that there is a fee of approximately 3% of the market value of the shares (minimum of $40.00) charged to purchase the replacement indemnity bond.

25. May I add my physical EPR common shares to my Plan account for safekeeping?

At the time of enrollment in the Plan or at any later time, you may use the Plan’s share certificate safekeeping service to deposit with Computershare any common share in certificate form in your possession and registered in your name. To combine shares held in certificate form with shares held through your Plan account, you must complete the tear-off section of the account statement and submit it, or a letter of instruction, with your certificates to Computershare at the address provided in Question 31. You should not sign the certificate(s) or complete the assignment section. Since you bear the risk of loss in transit, you should send your share certificates by registered mail, return receipt requested and properly insured. Shares held through your Plan account will be protected against certificate loss, theft and damage.

26. How may I sell shares I hold through the Plan?

You can sell some or all of the shares held in your Plan account by contacting Computershare. You have two choices when making a sale, depending on how you submit your sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com through Investor Centre or by calling Computershare directly at (800) 884-4225. Market order sale requests received at www.computershare.com through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare’s broker, less applicable fees. See the response to Question 9.

•

Batch Order: A batch order is an accumulation of all sales request for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com through Investor Centre or by calling Computershare directly at (800) 884-4225. All sale requests with an anticipated market value of $25,000 or more are expected to be submitted in writing. All sales requests received in writing will be submitted as batch order sales. Computershare will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sale requests, Computershare will seek to sell shares in round lot transactions. For this purpose Computershare may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan, participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less applicable fees. See response to Question 9. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

You should be aware that the price of our common shares may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded. If you prefer to have complete control as to the exact timing and sales prices, you can transfer the shares to a broker of your own choosing and sell them through that broker.

27. Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your shares held through the Plan. You may call Computershare at (800) 884-4225 for complete transfer instructions or go to www.computershare.com to download the appropriate materials. You will be asked to send Computershare written transfer instructions and your signature must be “Medallion Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Guarantee Program. The Medallion Guarantee Program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient.

You may transfer shares to new or existing EPR shareholders. You may not transfer fractional shares unless you are transferring all of your shares.

28. I have just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at (800) 884-4225 or write to them at the address provided in Question 31. You can also update your personal data through Computershare’s online services at www.computershare.com.

29. How may I modify or close my Plan account?

•

Changing Dividend Options. You may change dividend options through the Internet at www.computershare.com, by telephone, or by submitting a new election to the Plan Administrator. To be effective for a specific dividend, Computershare must receive any change before the record date for such dividend. Record dates are usually 10 days prior to dividend payment dates.

•

Stopping Dividend Reinvestment. You may stop reinvestment of cash dividends at any time through the Internet at www.computershare.com, by telephone or by sending instructions to Computershare. If Computershare receives your request to stop dividend reinvestment near a record date for an account whose dividends are to be reinvested, Computershare, in its sole discretion, may pay such dividends in cash or reinvest them in common shares on your behalf. In the event reinvestment is made, Computershare will process your request to stop dividend reinvestment as soon as possible, but in no event later than five business days after the investment is made. After processing your request to stop dividend reinvestment, any shares credited to your account under the Plan will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you hold in share certificate form, will be paid in cash by check or by direct deposit, as you may elect.

•	Closing your Plan account. You may close your Plan account by:

(a)	Requesting that Computershare issue a share certificate for all of your whole shares and a check for the value of any fractional share. See Question 23 for additional information on requesting a share certificate; or

(b)	Requesting that Computershare sell the shares held in your Plan account on the open market and remit to you a check for the proceeds for all full and fractional shares, less a service fee and applicable processing fees. See Question 26 for additional information on sales.

If you have been reinvesting your dividends and Computershare receives your notice of termination near a dividend payment record date, Computershare, in its sole discretion, may either pay your dividend in cash or reinvest your dividend on your behalf. If Computershare reinvests your dividend, Computershare will process your termination as soon as practicable after the reinvestment transaction is completed.

30. Are there any other limits on the purchase of common shares under the Plan?

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common shares or preferred shares (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as “Excess Shares.” The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and dividends on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries. Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

See “U.S. Federal Income Tax Considerations” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares.”

31. Who administers and interprets the Plan? How do I contact them?

Administration of the Plan is conducted by the individual (who may be an employee of our company), bank, trust company or other entity (including our company) appointed from time to time by us to act as administrator of the Plan. Computershare is the current Plan Administrator. The Plan Administrator is responsible for administering the Plan, receiving all your cash investments, maintaining records of account activities, issuing statements of account and performing other duties required by the Plan. The number of shares credited to your account under the Plan will be shown on your statement of account.

You may contact Computershare by:

Internet. You can obtain information and perform certain transactions on your Plan account on the Computershare website at www.computershare.com.

Telephone. You can telephone Computershare toll-free within the United States and Canada by calling (800) 884-4225 or 781-575-4706 outside the United States or Canada. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available Monday through Friday, between the hours of 9:00 A.M. and 6:00 P.M. Eastern time, (except holidays).

Mail. You may write to the Plan Administrator at the following address:

Entertainment Properties Trust

c/o Computershare Trust Company, N.A.

P.O. Box 43078

Providence, Rhode Island 02940-3078

You should be sure to include your name, address, daytime phone number, account number and a reference to Entertainment Properties Trust on all correspondence.

32. What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you promptly after the settlement of each transaction, which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and the applicable service fees, as well as any activity associated with share deposits, transfers or withdrawals. These statements are a record of your Plan account activity and identify your cumulative share position. Please notify Computershare promptly if your address changes. In addition, you will receive copies of the same communications sent to all other holders of our common shares, such as our annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required. If you prefer, and if such materials are available online, you may consent to receive communications from us electronically over the Internet. Instead of receiving materials by mail, you will receive an electronic notice to the e-mail address of record, notifying you of the availability of our materials and instructing you on how to view and act on them. In addition, you can review your current account status, Plan options and transaction history online at any time at www.computershare.com. Please retain all transaction statements for tax purposes as there may be a fee for reconstructing past history.

33. What if EPR issues a share dividend or declares a share split or rights offering?

Any share dividends or split shares distributed by us to you will be based on both the common shares registered in your name in certificate form and the shares (whole and fractional) credited to your Plan account. Such share dividend or share split shares will be added to your Plan account in book-entry form. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in the form of a physical certificate or held in a Plan account. Any transactions under the Plan may be curtailed or suspended until the completion of any share dividend, share split or corporate action.

34. How do I vote my Plan shares at shareholders’ meetings?

In connection with any meeting of our shareholders, you will receive proxy materials either online or by mail based on your preference. Such material will include a proxy card representing both the shares for which you hold physical certificates and the shares held in your Plan account. Those shares will only be voted as you indicate on your executed proxy whether submitted by telephone, online or through the mail. If you sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of your shares will be voted in accordance with our recommendations. This is the same procedure that is followed for all other shareholders who return signed proxy cards and do not provide instructions. If you do not return the proxy card, or if you do not sign it, none of your shares will be voted. As an alternative to returning your proxy card, you may also vote all of your shares in person at the shareholders’ meeting.

35. Can the Plan be changed?

We may suspend, modify or terminate the Plan at any time in our sole discretion. All participants will receive notice following any such suspension, modification or termination. Amendments may include our appointment of a successor Plan Administrator, who will have full power and authority to deliver services pursuant to the Plan or any separate replacement service program. If the Plan is terminated, whole shares will continue to be held in book-entry form in your Plan account or distributed in certificate form at our sole discretion. A cash payment will be made for any fractional share.

Computershare also may terminate your Plan account if you do not own at least one whole share. In the event your Plan account is terminated for this reason, a check for the cash value of the fractional share will be sent to you, less any service and processing fees, and your account will be closed.

36. What are the responsibilities of EPR and Computershare under the Plan?

Neither we, our subsidiaries, our affiliates, nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability (1) arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment participation from a qualified representative of the deceased, and (2) with respect to the prices or times at which shares are purchased or sold for you. Computershare will have no liability for failed executions due to reasons beyond Computershare’s control.

You should recognize that neither EPR nor Computershare can assure you of a profit or protect you against a loss on shares purchased through the Plan. You must make independent investment and participation decisions based on your own judgment and research as you alone bear the risk of fluctuations in the market value of our common shares. You bear the risk of loss in value and you enjoy the benefits of gains from market price changes with respect to all of your shares.

37. Will dividends continue to be paid while the Plan is in effect?

In order to continue to qualify as a REIT, we must distribute to our shareholders at least 90% of our REIT taxable income (with certain adjustments) each year. This distribution requirement limits our ability to maintain future dividend payments if earnings decline, and limits the capital available to us to internally fund growth. The requirements to qualify for REIT tax status are complex and technical, and we may not be able to qualify for reasons beyond our control. Failing to qualify as a REIT could adversely affect our tax status and reduce the amount of money available for distributions to our shareholders. Our Board of Trustees has the ultimate discretion over our investment, financing and dividend policies, subject to statutory and regulatory requirements and other factors, such as maintaining our status as a REIT. While we expect to continue paying distributions to our shareholders, the amount and timing of these distributions may be changed, or the payment of dividends terminated, at any time without notice.

38. What are the federal income tax consequences of participating in the Plan?

The following is a summary of the U.S. federal income tax consequences of participation in the Plan as of the date of this prospectus. However, this summary does not reflect every situation that could result from participation in the Plan, and we advise you to consult your own tax and other advisors for information about your specific situation. This summary does not address the tax implications of your ownership of common shares of a REIT, including the effect of distributions made in respect of such shares. In addition to reading the following summary, please also review “U.S. Federal Income Tax Considerations,” for a summary of federal income tax considerations related to the ownership of our common shares acquired under the Plan.

Character of Distributions.

Our distributions to shareholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as a “capital gain” dividend or, in the case of shareholders taxed at individual rates who satisfy certain holding period requirements). To the extent that we make a distribution in excess of our earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your tax basis in our common shares and, to the extent in excess of your basis, will be taxable as a gain realized from the sale of your common shares. Distributions to corporate shareholders, including amounts taxable as dividends to corporate shareholders, will not be eligible for the corporate dividends-received deduction.

Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not “qualified dividend income” eligible for the reduced 15% rate available to most non-corporate taxpayers through 2010 under the Tax Increase Prevention and Reconciliation Act of 2006, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, under current law through 2010, the reduced 15% rate does apply to our distributions:

(i) designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

(ii) to the extent attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; and

(iii) to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

Amounts Treated as a Distribution.

Although the treatment of dividend reinvestment programs is not entirely clear, if you participate in the dividend reinvestment program under the Plan, it is expected that you will be treated for federal income tax purposes as having received, on the date the shares are acquired, a distribution in an amount equal to the sum of (a) the fair market value of the shares on the date the shares were acquired with reinvested dividends and (b) any cash distributions actually received by you with respect to common shares not included in the Plan. When shares are purchased directly from us, the amount of the distribution will be the market price of the shares on the dividend reinvestment date, even if you acquired such shares at a discount. The treatment of optional cash payments is also unclear, with most of the guidance being private letter rulings issued by the IRS on which other taxpayers are not entitled to rely. In the most recent private letter ruling (involving a plan which did not use open market purchases), the IRS concluded that there is no deemed distribution in connection with stock acquired through a stock purchase plan. In that ruling, the IRS did not make any distinction between persons who participate only in the stock purchase plan and persons who participate in the dividend reinvestment plan and the stock purchase plan. In earlier private letter rulings, the IRS has suggested that a participant in both plans is treated as receiving a distribution with respect to the optional cash investments, which is taxed as described above, in an amount equal to (i) any excess of the fair market value of the shares on the investment date over the amount of the optional cash investment, plus (ii) the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the REIT on the participant’s behalf in connection with purchases on the open market. Accordingly, to the extent that we pay brokerage commissions with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash investments by the Plan Administrator, we presently intend to take the position that shareholder participants received their proportionate amount of the commissions or distributions. The total amount of cash dividends and other distributions will be reported to you and to the IRS on the appropriate tax form shortly after the end of each year.

Tax Basis and Holding Period of Shares Acquired Pursuant to the Plan.

Your tax basis in common shares acquired under the Plan with reinvested cash distributions will be equal to the fair market value of such shares as of the date of distribution. Your tax basis in additional common shares acquired under the Plan with optional cash investments should be equal to the amount of such optional cash investments plus the amount, if any, treated as a distribution to you. Your holding period for common shares acquired with reinvested cash distributions generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash distributions in the open market, the holding period will commence on the day after the date of purchase.

You will not recognize gain or loss for U.S. federal income tax purposes upon your receipt of certificates for shares previously credited to your Plan account. However, you will generally recognize gain or loss when you sell or exchange shares received from the Plan or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such fractional share interest or such shares and your tax basis in such fractional share interest or shares.

Effect of Withholding Requirements.

We or the Plan Administrator may be required to deduct as “backup withholding” twenty-eight percent (28%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Plan. Similarly, the Plan Administrator may be required to deduct backup withholding from all proceeds from sales of common stock held in your account. You are subject to backup withholding if: (a) you have failed properly to furnish us and the Plan Administrator with your correct tax identification number (“TIN”); (b) the IRS or a broker notifies us or the Plan Administrator that the TIN furnished by you is incorrect; (c) the IRS or a broker notifies us or the Plan Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or (d) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Plan will be reduced by the backup withholding amount.

Foreign Shareholder Participation.

If you are a foreign shareholder you need to provide the required federal income certifications to establish your status as a foreign shareholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign shareholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be credited to your account.

Foreign shareholders who elect to make optional cash investments only will continue to receive regular cash dividends on shares registered in their names in the same manner as if they were not participating in this Plan. Funds for optional cash investments must be in United States dollars and will be invested in the same way as payments from other participants.

Costs of Administration.

All costs of administering the Plan, except for costs related to your voluntary selling of common stock, will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions.

The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the Plan, and may not be applicable to certain participants, such as tax-exempt entities. You should consult your own tax and other professional advisors regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the plan or the disposal of shares acquired pursuant to the Plan.

39. Can I pledge my Plan shares?

You may not pledge or assign book-entry shares held in your Plan account. Unless you first remove your shares from the Plan and request share certificates for the shares, please note that you will not be able to pledge or hypothecate any shares held in your Plan account.

40. Am I protected against losses?

Your investment in the Plan is no different from any investment in shares held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

In addition, the Purchase Price for shares acquired through the Plan will vary and cannot be predicted. The Purchase Price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.

Other important factors and risks are identified in the response to Question 41 below and in the section of this prospectus titled “Risk Factors”. You are encouraged to review these risk factors carefully.

41. What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•

There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•

The Purchase Price for shares purchased or sold under the Plan will vary. The Purchase Price for any shares that you purchase or sell under the Plan will vary and cannot be predicted. You may purchase or sell shares at a Purchase Price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market on the related dividend payment date or Purchase Date, or sale date, as appropriate.

•

We may not be able to pay dividends. In order to qualify as a REIT, we must distribute to our shareholder at least 90% of our REIT taxable income each year. This distribution requirement limits our ability to maintain future dividend payments if earnings decline. The requirements to qualify for REIT tax status are complex and technical, and we may not be able to qualify for reasons beyond our control. If we are unable to qualify for REIT tax status, then we may not be able to make distributions to our shareholder.

•

You will not earn any interest on your dividends or cash pending investment. No interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment or disbursement.

•

The market price for our common shares varies, and you should purchase shares for long-term investment only. Although our common shares currently are traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common shares. Even if there is an active trading market for our common shares, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common shares.

Other important factors and risks are identified in section of this prospectus titled “Risk Factors”. You are encouraged to review these risk factors carefully.

USE OF PROCEEDS

Unless otherwise indicated by us from time to time, we intend to use the net proceeds from any sale of common shares for general business purposes. We have no basis for estimating either the number of common shares that will be ultimately purchased directly from us, if any, under the Plan or the prices at which such common shares will be sold. If the Plan Administrator purchases common shares in the open market under the Plan, we will not receive any proceeds.

DESCRIPTION OF COMMON SHARES

The following description of our common shares is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing such shares contained in our Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC. Because it is a summary, it does not contain all of the information that may be important to you. See “Available Information” for information about how to obtain copies of the Declaration of Trust and Bylaws.

Our Declaration of Trust authorizes us to issue up to 75,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share, 2,300,000 of which are designated as Series A cumulative redeemable preferred shares (“Series A Preferred Shares”), 3,200,000 of which are designated as Series B cumulative redeemable preferred shares (“Series B Preferred Shares”), 6,000,000 of which are designated as Series C cumulative convertible preferred shares (“Series C Preferred Shares”), 4,600,000 of which are designated as Series D cumulative redeemable preferred shares (“Series D Preferred Shares”), and 3,450,000 of which are designated as Series E cumulative convertible preferred shares (“Series E Preferred Shares”). Our Declaration of Trust authorizes our Board of Trustees to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of March 15, 2010, we had 42,921,582 common shares issued and outstanding, 3,200,000 Series B Preferred Shares issued and outstanding, 5,400,000 Series C Preferred Shares issued and outstanding, 4,600,000 Series D Preferred Shares issued and outstanding, and 3,450,000 Series E Preferred Shares issued and outstanding. No Series A Preferred Shares were issued and outstanding as of March 15, 2010. As of the date of this prospectus no other class or series of preferred shares has been established. For a summary of restrictions on ownership and transfers of shares, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares.”

Our Declaration of Trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue. Our Declaration of Trust further authorizes our Board of Trustees to cause us to issue our authorized shares and to reclassify any unissued shares into other classes or series. We believe that this ability of our Board of Trustees will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of EPR.

The transfer agent and registrar for our shares is Computershare Trust Company, N.A.

Common Shares

Except as otherwise described in our Declaration of Trust, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our Declaration of Trust regarding the restriction of the ownership of shares:

•	to receive distributions on our shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

•

upon our liquidation, dissolution, or winding up, to receive all remaining assets available for distribution to common shareholders after satisfaction of our liabilities and the preferential rights of any preferred shares.

Subject to the provisions of our Declaration of Trust on registration or transfer, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

For other information with respect to our common shares, including effects that provisions in our Declaration of Trust and Bylaws may have in delaying, deferring or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” below.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND

EPR’S DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our Declaration of Trust and Bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law. See “Available Information” for information about how to obtain copies of our Declaration of Trust and Bylaws.

Trustees

Our Declaration of Trust and Bylaws provide that only our Board of Trustees will establish the number of Trustees, provided however that the term of office of a Trustee will not be affected by any decrease in the number of Trustees. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining trustees do not constitute a quorum, or by the sole Trustee. Any Trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of Trustees in which the vacancy occurred and until a successor is elected and qualified

Our Declaration of Trust divides our Board of Trustees into three classes. Shareholders elect the Trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of Trustees each year.

We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of Trustees whose term expires at that meeting. The classified Board of Trustees provision could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Trustees.

Our Declaration of Trust provides that a Trustee may be removed for cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless cause, as defined in the Declaration of Trust, exists, and they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

Our Bylaws provide that nominations of persons for election to our Board of Trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our Board of Trustees, or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice provisions set forth in our Bylaws.

Under our Bylaws, a shareholder’s notice of nominations for Trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of: (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of such meeting. The public announcement of a postponement or of an adjournment of such annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of Trustees to be elected to our Board of Trustees is increased and we make no public announcement of such action at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our Bylaws require a shareholder who is nominating a person for election to our Board of Trustees at a special meeting at which Trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Meetings of Shareholders

Under our Bylaws, our annual meeting of shareholders will take place during the second quarter of each year following delivery of the annual report. Our Chairman, President, or one-third of our Trustees may call a special meeting of the shareholders. Our secretary also may call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his or her status as a shareholder. Despite this, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Actions by Shareholders by Written Consent

Our Bylaws provide procedures governing actions by shareholders by written consent. The Bylaws specify that any written consents must be signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, our Declaration of Trust or our Bylaws, and such consent must be filed with minutes of the proceedings of the shareholders.

Restrictions on Ownership and Transfer of Shares

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common shares or preferred shares (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as “Excess Shares.” The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and dividends on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries. Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

Our Ownership Limit may also act to deter an unfriendly takeover of the Company.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

•

an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the Board of Trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The Board of Trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

The following provisions in our Declaration of Trust and Bylaws and in Maryland law could delay or prevent a change in control of EPR:

•	the limitation on ownership and acquisition of more than 9.8% of our shares;

•	the classification of our Board of Trustees into classes and the election of each class for three-year staggered terms;

•	the requirement of cause and a two-thirds majority vote of shareholders for removal of our Trustees;

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the fact that the number of our Trustees may be fixed only by vote of our Board of Trustees and that a vacancy on our Board of Trustees may be filled only by the affirmative vote of a majority of our remaining Trustees;

•	the limitations on our shareholders’ abilities to act without a meeting;

•	the advance notice requirements for shareholder nominations for Trustees and other proposals;

•	the business combination provisions of the MGCL;

•	the control share acquisition provisions of the MGCL; and

•	the power of our Board of Trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States (“U.S.”) federal income tax considerations regarding EPR and the acquisition, ownership and disposition of our common shares.

This summary is based on current law, is for general information only and is not tax advice. The tax treatment to holders of our securities will vary depending on a holder’s particular situation. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder of securities in light of his or her personal investments or tax circumstances. Moreover, this summary does not address tax considerations applicable to certain types of holders subject to special treatment under the U.S. federal income tax laws including, without limitation:

•	a bank, life insurance company, regulated investment company or other financial institution;

•	broker-dealers or traders;

•	partnerships and trusts;

•	a person who acquires our securities in connection with employment or other performances of services;

•	a person who holds our securities as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction, conversion transaction or other integrated investment;

•	a person subject to the alternative minimum tax; or

•	except as specifically described in the following summary, a tax exempt entity or a foreign person.

In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our securities.

The information in this section is based on the U.S. Internal Revenue Code (the “Code”), current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may change or adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

It should be noted that the current tax rates referenced in this discussion are set to expire at the end of 2010. Absent legislative action, the maximum capital gains rate for U.S. Shareholders who are individuals will revert to 20% at that time and the maximum ordinary income tax rate will revert to 39.6%.

You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our securities, and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of such acquisition, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of the Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. Our REIT election, assuming continuing compliance with the then applicable qualification tests, continues in effect for subsequent taxable years. Although no absolute assurance can be given, we believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT under the Code.

In the opinion of our counsel, Stinson Morrison Hecker LLP, we have qualified as a REIT under the Code for our 1997 through 2009 taxable years, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for future taxable years. This opinion is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC. Any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to our counsel may affect the conclusions upon which its opinion is based.

The opinions of Stinson Morrison Hecker LLP are based on existing law as contained in the Code and Treasury Regulations promulgated thereunder, in effect on the date of this prospectus, and the interpretations of such provisions and Treasury Regulations by the IRS and court decisions, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Our counsel will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinions expressed are not binding upon the IRS or any court. Accordingly, there can be no assurance that contrary positions may not successfully be asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability, through actual annual operating results and methods of operation, to satisfy various qualification tests imposed under the Code, such as distributions to shareholders, asset composition levels, and diversity of stock ownership, the actual results of which have not been and will not be reviewed by our counsel. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs, and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by our counsel.

Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements for qualification and taxation as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our taxable income that is distributed currently to our shareholders.

This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholders’ level when distributed) that generally results from investment in an ordinary Subchapter C corporation. We will, however, be subject to U.S. federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference under certain circumstances.

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If we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate, currently 35%, on this income.

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We will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business).

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If we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to distribute for any calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

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If we acquire any asset from a corporation which is or has been a Subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the Subchapter C corporation, and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

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We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Any taxable REIT subsidiary is separately taxed on its net income as a C corporation.

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If we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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If we invest in properties in foreign countries or other jurisdictions, our income from those properties will generally be subject to tax there. Then we will distribute the required percentages of our taxable income to our shareholders for any such year and we will generally not pay U.S. federal income tax. As a result, we cannot recover the cost of foreign income taxes imposed on our foreign investments by claiming foreign tax credits against our U.S. federal income tax liability. Also, we cannot pass any foreign tax credits through to our shareholders.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

Any distributions to our shareholders will be included in their income as dividends to the extent of our current or accumulated earnings and profits. Generally, our dividends are not treated as qualified dividend income subject to a favorable 15% rate. No portion of any of our dividends is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as return of capital to the extent of, and in reduction of, a shareholder’s basis in our shares. Our current or accumulated earnings and profits are generally allocated first to distributions made on our preferred shares, if any, and thereafter to distributions made on our common shares. For all of these purposes, our distributions include cash distributions and any in kind distributions of property that we might make.

If we fail to qualify or elect not to qualify as a REIT, we will be subject to U.S. federal income tax in the same manner as a C corporation. Distributions to our shareholders if we do not qualify as a REIT will not be deductible by us nor will distributions be required under the Code. In that event, distributions to our shareholders will generally be taxable as ordinary dividends potentially eligible for the 15% income tax rate (scheduled to increase to ordinary income rates for taxable years beginning after December 31, 2010) discussed below in “Taxation of Taxable U.S. Shareholders” and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate shareholders. Also, we will generally be disqualified from qualification as a REIT for the four taxable years following disqualification. If we do not qualify as a REIT for even one year, this could result in reduction or elimination of distributions to our shareholders, or in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level taxes. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or transferable certificates;

•	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution or an insurance company within the meaning of certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

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not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

•	that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax- exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds. A REIT also must report its income for U.S. federal income tax purposes based on a calendar year accounting period.

We believe that we have satisfied each of the above conditions. In addition, our Declaration of Trust provides for restrictions regarding ownership and transfer of shares to prevent further concentration of share ownership (as summarized in “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws”). These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships and Limited Liability Companies.

We own and operate one or more properties through partnerships and limited liability companies. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).

Ownership of Interests in Qualified REIT Subsidiaries.

We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. For this reason, in applying the U.S. federal income tax requirements described in this summary, references to our income and assets include the income and assets of any QRS. A QRS is not subject to U.S. federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.

A taxable REIT subsidiary (“TRS”) is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. We own several corporate subsidiaries that have elected TRS status and may acquire interests in additional TRSs in the future.

A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 35%), and also may be subject to state and local taxation. Any dividends paid or deemed paid by any one of the Company’s TRSs will be taxable to the Company’s stockholders to the extent the dividends received from the TRS are paid to the Company’s shareholders. The Company may own more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT. However, as noted below, in order for the Company to qualify as a REIT, the securities of all of the TRSs in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets. The Company expects that the aggregate value of all of its interests in TRSs will represent less than 20% of the total value or its assets; however, the Company cannot assure that this will always be true. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets, including assets held by our QRSs and our allocable share of the assets held by the partnerships and other entities treated as partnerships under the Code in which we own an interest, must be represented by (1) interests in real property, (2) interests in mortgages on real property, (3) share (or transferable certificates of beneficial interest) in other REIT’s, (4) cash, (5) cash items (including receivables arising in the ordinary course of the REIT’s business) and (6) government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by EPR for the one-year period beginning on the date of receipt of such new capital).

Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, for taxable years beginning on or after January 1, 2009, no more than 25% (20% for taxable years beginning on or after January 1, 2001 and ending on or before December 31, 2008) of the value of our assets may be comprised of securities of one or more TRSs.

The assets tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if (i) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations. For a failure that exceeds the de minimis thresholds described above that is due to reasonable cause and not willful neglect, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) filing a schedule describing each asset that caused the failure in accordance with applicable Treasury Regulations.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter end, there can be no assurance we always will be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Gross Income Tests

We must satisfy two gross income requirements for each taxable year to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income must be “qualifying income.” Qualifying income generally includes (i) “rents from real property” (except as modified below), (ii) interest on obligations collateralized by mortgages on, or interests in, real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”), (iii) dividends or other distributions on shares in other REIT’s, as well as gain from the sale of those shares, (iv) abatements and refunds of real property taxes, (v) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”), (vi) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property, (vii) “qualified temporary investment income,” and (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

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The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

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We, or an actual or constructive owner of 10% or more of our capital shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from any such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of outstanding stock of such TRS. In addition, rents we receive from a tenant that also is our TRS will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if the property to which the rents relate is a qualified lodging facility, or on or after January 1, 2009, a qualified healthcare property, and such property is operated on behalf of the TRS by a person who is an independent contractor and certain other requirements are met. Our TRSs will be subject to U.S. federal income tax on their income from the operation of these properties.

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Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” We currently have several leases that generate non-qualifying rent from personal property but such amounts are not material in relation to our gross income.

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The REIT generally must not operate or manage the property for which the rents are received or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as described above), and generally we do not intend to rent any personal property (other than in connection with a lease of real property where either less than 15% of the total rent is attributable to personal property or an amount immaterial to our operations is attributable to personal property). Currently, we do have several leases in which the rent attributable to personal property may exceed the 15% limitation based on the original respective fair market values of the real property and personal property at the time the lease was executed.

We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have made an investment in a property located in Canada. This investment could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the gross income tests was unclear, though the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the gross income tests. As a result, we anticipate that any foreign currency gain we recognized relating to rents we receive from our property located in Canada was qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008, to the extent attributable to specific items of qualifying income or gain, or specific qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests.

Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, gross income test.

The Department of Treasury has the authority to determine whether any item of income or gain recognized after July 30, 2008, which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations.

For our taxable year ended December 31, 2006, we generally may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our U.S. federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain we realize on the sale of any property, other than foreclosure property, held as inventory or otherwise primarily for sale to customers in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to engage in the business of acquiring, developing and owning our properties for investment with a view to long-term appreciation. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to engage in prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest generally represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that all fees paid to our TRSs for tenant services are at arm’s-length rates, although the fees may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully makes such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed before deductions for dividends paid and excluding net capital gain) and (ii) 90% of our net income (after tax), if any, from foreclosure property; minus (B) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like- kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a Subchapter C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that Subchapter C corporation, within the ten year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax built in gain, if any, we recognized on the disposition of the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or, at our election, in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve months following the close of such year (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”).

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a capital gains designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Further, it is possible that from time to time we may be allocated a share of net capital gain attributable to any depreciated property we sell that exceeds our allocable share of cash attributable to that sale. If these circumstances occur, we may need to arrange for borrowings, or may need to pay dividends in the form of taxable stock dividends, in order to meet the distribution requirements. The IRS recently issued guidance that sets forth a safe harbor for certain part-stock and part-cash REIT distributions for 2008 and 2009 that will satisfy the REIT distribution requirements. Under this guidance, up to 90% of our distributions could be paid in our common shares.

Under certain circumstances, we may be able to rectify an inadvertent failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Certain cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the gross income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. As a result, our failure to qualify as a REIT would likely reduce the cash available for distribution to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to our shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earning and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be eligible for preferential rates, if any, on any qualified dividend income. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Shareholders

The following summary describes certain U.S. federal income tax consequences to U.S. shareholders with respect to an investment in our shares. This discussion does not address the tax consequences to persons who receive special treatment under the U.S. federal income tax law. Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. If you are a “U.S. shareholder,” as defined below, this section or the section entitled “Taxation of Tax-Exempt Shareholders” applies to you. Otherwise, the section entitled “Taxation of Non-U.S. Shareholders,” applies to you.

As used herein, the term “U.S. shareholders” means a holder of shares who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity classified as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions Generally

As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits (and not designated as capital gain dividends), generally will constitute dividends taxable to our U.S. shareholders as ordinary income when actually or constructively received. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.

Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not “qualified dividend income” eligible for the reduced 15% rate available to most non-corporate taxpayers through 2010 under the Tax Increase Prevention and Reconciliation Act of 2006, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% rate does apply to our distributions:

•	designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

•	to the extent attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; and

•	to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

It is not likely that a significant amount of our dividends paid to individual U.S. shareholders will constitute “qualified dividend income” eligible for the current reduced tax rate of 15%.

To the extent that we make distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted basis which each U.S. shareholder has in his or her shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. shareholders’ adjusted basis in his or her shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. U.S. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our common shares and partially paid in cash that comply with recent IRS guidance, will be taxable to recipient U.S. shareholders to the same extent as if paid in cash. See “Taxation of the Company—Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at either a 15% or 25% rate, depending on the nature of the asset giving rise to the gain. Corporate U.S. shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will be treated as portfolio income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amounts. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. shareholder generally would:

•

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Shares

Generally, if you are a U.S. shareholder and you sell or dispose of your shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the sale or other disposition and (ii) your adjusted basis in the shares for tax purposes. This gain or loss will be capital in nature if you have held the shares as a capital asset and will be long- term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us or which were retained by us and which were required to be treated as long-term capital gains.

The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 5%. Absent future legislation, the maximum tax rate on long-term capital gains for individuals will return to 20% in 2011.

Redemption of Shares

If we redeem any of our shares held by you, the tax treatment of the redemption must be determined based on facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” within the meaning of Section 302(b) of the Code with respect to you.

In applying these tests, you must take into account your ownership of all classes of our equity securities. You also must take into account any equity securities that are considered to be constructively owned by you under the Code.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is likely that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate of 15% through 2010. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to your situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. The amount of the dividend will be the amount of cash and the fair market value of any property received. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shares in us that you own. If you own no other shares in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Backup Withholding

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid at the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholders’ income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. shareholders.”

Taxation of Tax-Exempt Shareholders

The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income (“UBTI”). Based on that ruling, dividend income from us should not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Generally, “debt financed property” is property the acquisition of which was financed through a borrowing by the tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” may be treated as UBTI to certain types of trusts that hold more than 10% (by value) of the interests in the REIT. A pension held REIT is any REIT if more than 25% (by value) of its shares are owned by at least one pension trust, or one or more pension trusts, each of which owns more than 10% (by value) of such shares, and in the aggregate such pension trusts own more than 50% (by value) of its shares. We do not expect to be classified as a “pension held REIT,” but because our shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of the ownership and disposition of shares by persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex. No attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. shareholder in light of its particular circumstances and does not address any state, local or foreign tax consequences. Non-U.S. shareholders should consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign tax consequences to them of an investment in our shares, including tax return filing requirements.

Distributions

Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business (or, if an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. shareholder). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. In general, Non-U.S. shareholders will not be considered engaged in a U.S. trade or business (or in the case of an income tax treaty, as having a U.S. permanent establishment) solely by reason of their ownership of shares.

Dividends that are treated as effectively connected with such a trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. shareholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. shareholder unless:

•	a lower treaty rate applies and you file with us an IRS Form W-8BEN evidencing eligibility for such reduced treaty rate of withholding; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your trade or business.

Return of Capital Distributions

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted basis in our shares, but rather will reduce the adjusted basis of such shares. Distributions in excess of your adjusted basis in our shares will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld generally should be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a Non-U.S. shareholder (or, if an income tax treaty applies, it is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•

you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

For each year during which we qualify as a REIT, distributions that are attributable to net capital gain from the sale or exchange of U.S. real property interests, such as properties beneficially owned by us, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, such distributions paid to a Non-U.S. shareholder who owns more than 5% of the value of our shares at any time during the one-year period ending on the date of distribution will be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Generally, you will be taxed at the same capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We will be required to withhold and to remit 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to you that could be treated as a capital gain dividend. The amount withheld is creditable against your U.S. federal income tax liability. However, any distribution with respect to any class of shares which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution (the “5% Exception”). Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. shareholder upon the sale or exchange of our shares generally will not be subject to U.S. taxation unless such shares constitutes a U.S. real property interest. Our shares will not constitute a U.S. real property interest so long as (i) we are a domestically-controlled qualified investment entity, which includes a REIT, if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. shareholders or (ii) such class of our shares is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and you owned, actually and constructively, 5% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is treated as effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 5% exception applicable to regularly traded stock described above), you may be treated as having gain from the sale or exchange of a U.S. real property interest if you (1) dispose of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquire, or enter into a contract or option to acquire, or are deemed to acquire, substantially identical shares during the 61 day period beginning 30 days before the ex-dividend date.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our shares are not then traded on an established securities market, the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our shares exceed the Non-U.S. shareholder’s tax liability resulting from such disposition, such excess may be refunded or credited against such Non-U.S. shareholder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our shares may not satisfy a Non-U.S. shareholder’s entire tax liability under FIRPTA, and such Non-U.S. shareholder remains liable for the timely payment of any remaining tax liability.

Backup Withholding Tax and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds from the disposition of shares made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your Non-U.S. shareholder status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Tax Consequences

We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. The state and local tax treatment of us may not conform to the U.S. federal income tax treatment discussed above. Several states in which we may own properties treat REITs as ordinary Subchapter C corporations subject to tax at the corporate level. In addition, your state and local tax treatment may not conform to the U.S. federal income tax treatment discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common shares in open market transactions, we will sell directly to the Plan Administrator the common shares acquired under the Plan. The shares, including shares acquired pursuant to Request for Waiver forms, may be resold in market transactions on any national securities exchange on which our common shares trade or in privately negotiated transactions. Our common shares currently are listed on the NYSE.

Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the $10,000 allowable maximum pursuant to request forms on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a Request for Waiver form, we may consider relevant factors including, among other things those factors discussed in Question 14.

We may sell common shares through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to Request for Waiver forms.

Subject to the availability of shares of our common shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments.You will pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

LEGAL OPINIONS

Stinson Morrison Hecker LLP, Kansas City, Missouri, will issue an opinion about the validity of the common shares and EPR’s qualification and taxation as a REIT under the Code. In addition, the description of EPR’s taxation and qualification as a REIT under the caption “U.S. Federal Income Tax Considerations” is based upon the opinion of Stinson Morrison Hecker LLP.

EXPERTS

The consolidated financial statements and schedules of Entertainment Properties Trust as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein in this prospectus, and in the registration statement of which this prospectus is a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

Entertainment Properties Trust

Dividend Reinvestment and Direct Share Purchase Plan

Prospectus

March 16, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities.

Registration Fee Under Securities Act of 1933	$17,978.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	5,000.00
Printing and Engraving Expenses	10,000.00
NYSE Fees	5,000.00
Transfer Agent Fees and Expenses	2,000.00
Miscellaneous Fees and Expenses	5,000.00
Total	$69,978.00

Item 15.	Indemnification of Trustees and Officers.

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

4.1	Form of Common Shares Certificate, which is attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-35281) filed September 10, 1997, as amended, is hereby incorporated by reference as Exhibit 4.1

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality*

8.1	Opinion of Stinson Morrison Hecker LLP regarding tax matters*

23.1	Consent of KPMG LLP*

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibits 5.1 and 8.1)*

24.1	Powers of Attorney of certain officers and trustees (included on signature pages)*

99.1	Enrollment Form for New Investors, which is attached as Exhibit 99.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-151978) filed June 26, 2008, is hereby incorporated by reference as Exhibit 99.1

99.2	Enrollment Form for Registered Shareholders, which is attached as Exhibit 99.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-151978) filed June 26, 2008, is hereby incorporated by reference as Exhibit 99.2

99.3	Request for Waiver, which is attached as Exhibit 99.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-151978) filed June 26, 2008, is hereby incorporated by reference as Exhibit 99.3

*	Filed herewith.

Item 17.	Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16 th day of March, 2010.

ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust

By:	/S/ GREGORY K. SILVERS
Name:	Gregory K. Silvers
Title:	Vice President, Chief Operating Officer, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/S/ ROBERT J. DRUTEN Robert J. Druten	Chairman of the Board of Trustees	March 16, 2010

By:	/S/ DAVID M. BRAIN David M. Brain	President, Chief Executive Officer (Principal Executive Officer) and Trustee	March 16, 2010

By:	/S/ MARK A. PETERSON Mark A. Peterson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2010

By:	/S/ JACK A. NEWMAN, JR. Jack A. Newman, Jr.	Trustee	March 16, 2010

By:	/S/ JAMES A. OLSON James A. Olson	Trustee	March 16, 2010

By:	/S/ BARRETT BRADY Barrett Brady	Trustee	March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Shares Certificate, which is attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-35281) filed September 10, 1997, as amended, is hereby incorporated by reference as Exhibit 4.1

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality*

8.1	Opinion of Stinson Morrison Hecker LLP regarding tax matters*

23.1	Consent of KPMG LLP*

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibits 5.1 and 8.1)*

24.1	Powers of Attorney of certain officers and trustees (included on signature pages)*

99.1	Enrollment Form for New Investors, which is attached as Exhibit 99.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-151978) filed June 26, 2008, is hereby incorporated by reference as Exhibit 99.1

99.2	Enrollment Form for Registered Shareholders, which is attached as Exhibit 99.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-151978) filed June 26, 2008, is hereby incorporated by reference as Exhibit 99.2

99.3	Request for Waiver, which is attached as Exhibit 99.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-151978) filed June 26, 2008, is hereby incorporated by reference as Exhibit 99.3

*	Filed herewith.